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                                                                    EXHIBIT 10.1


                          WATER PIK TECHNOLOGIES, INC.
                        1999 NON-EMPLOYEE DIRECTOR STOCK
                          COMPENSATION PLAN, AS AMENDED

                                   ARTICLE I.
                                     GENERAL

         1.1. Purpose. It is the purpose of the Plan to promote the interests of the Company and its stockholders by attracting, retaining and providing an incentive to Non-Employee Directors through the acquisition of a proprietary interest in the Company and an increased personal interest in its performance. This purpose will be served by:

                  (a) providing an opportunity for Non-Employee Directors to elect to receive Common Stock in lieu of Director's Retainer Fee Payments with automatic payment of a portion of the Director's Retainer Fee Payment in the form of Common Stock to those Non-Employee Directors not electing to receive such portion in the form of Common Stock;

                  (b) granting each Non-Employee Director annually an option covering 1,000 shares of Common Stock;

                  (c) granting each Non-Employee Director on a one-time basis an option covering 5,000 shares of Common Stock; and

                  (d) granting each Non-Employee Director on a one-time basis restricted Common Stock in the amount of 3,000 shares.

         1.2. Adoption and Term. The Plan has been approved by the Board and shall become effective as of the Effective Date (as hereinafter defined). The Plan shall terminate without further action upon the earlier of (a) the tenth anniversary of the effective date, and (b) the first date upon which no shares of Common Stock remain available for issuance under the Plan.

         1.3. Definitions. As used herein the following terms have the following meanings:

                  (a) "Annual Options" means the Stock Options issuable under
Section 4.4(b) of the Plan.

                  (b) "Board" means the Board of Directors of the Company.

                  (c) "Change of Control" means any of the events set forth below:

                           (i) The acquisition in one or more transactions,
other than from the Company, by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of a number of Company Voting Securities in excess of 25% of the Company Voting Securities unless such acquisition has been approved by the Board; or

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                           (ii) Any election has occurred of persons to the
Board that causes two-thirds of the Board to consist of persons other than (A) persons who were members of the Board on January 1, 2000 and (B) persons who were nominated for election as members of the Board at a time when two-thirds of the Board consisted of persons who were members of the Board on January 1, 2000; provided, however, that any person nominated for election by the Board at a time when at least two-thirds of the members of the Board were persons described in clauses (A) and/or (B) or by persons who were themselves nominated by such Board shall, for this purpose, be deemed to have been nominated by a Board composed of persons described in clause (A); or

                           (iii) Approval by the stockholders of the Company of
a reorganization, merger or consolidation, unless, following such reorganization, merger or consolidation, all or substantially all of the individuals and entities who were the respective beneficial owners of the Outstanding Stock and Company Voting Securities immediately prior to such reorganization, merger or consolidation, following such reorganization, merger or consolidation beneficially own, directly or indirectly, more than 75% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors or trustees, as the case may be, of the entity resulting from such reorganization, merger or consolidation in substantially the same proportion as their ownership of the Outstanding Stock and Company Voting Securities immediately prior to such reorganization, merger or consolidation, as the case may be; or

                           (iv) Approval by the stockholders of the Company of
(A) a complete liquidation or dissolution of the Company or (B) a sale or other disposition of all or substantially all the assets of the Company.

                  (d) "Code" means the Internal Revenue Code of 1986, as amended. References to a section of the Code shall include that section and any comparable section or sections of any future legislation that amends, supplements or supersedes said section.

                  (e) "Common Stock" means the common stock, par value $0.01 per share, of the Company.

                  (f) "Company" means Water Pik Technologies, Inc., a Delaware corporation, and any successor thereto.

                  (g) "Compensation Year" means each calendar year or portion thereof during which the Plan is in effect.

                  (h) "Director" means a member of the Board.

                  (i) "Director's Retainer Fee Payment" means the dollar value of that portion of the annual retainer fee payable by the Company to a Non-Employee Director for serving as a Director and for serving as the chair of the Board or any committee of the Board as of a particular Payment Date, as established by the Board and in effect from time to time.


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                  (j) "Disability" means any physical or mental injury or
disease of a permanent nature which renders a Non-Employee Director incapable of meeting the requirements of the duties performed by such Non-Employee Director for the Company immediately prior to the commencement of such disability. The determination of whether a Non-Employee Director is disabled shall be made by the Board in its sole and absolute discretion.

                  (k) "Effective Date" means the effective date of the distribution by Allegheny Teledyne Incorporated to its stockholders of the Common Stock.

                  (l) "Employee" means any employee of the Company or an affiliate.

                  (m) "Exchange Act" means the Securities Exchange Act of 1934, as amended. References to a section of the Exchange Act or rule promulgated thereunder shall include that section or rule and any comparable section(s) or rule(s) of any future legislation or rulemaking that amends, supplements or supersedes said section or rule.

                  (n) "Fair Market Value" means, as of any given date, the average of the high and low trading prices of the Common Stock on such date as reported on the New York Stock Exchange, or, if the Common Stock is not then traded on the New York Stock Exchange, on such other national securities exchange on which the Common Stock is admitted to trade, or, if none, on the National Association of Securities Dealers Automated Quotation System if the Common Stock is admitted for quotation thereon; provided, however, if there were no sales reported as of such date, Fair Market Value shall be computed as of the last date preceding such date on which a sale was reported; provided, further, that if any such exchange or quotation system is closed on any day on which Fair Market Value is to be determined, Fair Market Value shall be determined as of the first date immediately preceding such date on which such exchange or quotation system was open for trading.

                  (o) "First Amendment Date" means the date, June 28, 2000, when the Plan was first amended.

                  (p) "Initial Option" means the Stock Options issuable under
Section 4.4(a) of the Plan.

                  (q) "Non-Employee Director" means a Director who is not an Employee.

                  (r) "Non-Employee Director Notice" means a written notice delivered in accordance with Section 4.2.

                  (s) "Option Period" means the term of the Stock Option set forth in Section 4.4 (c) of the Plan.

                  (t) "Payment Date" means the first business day of January and July of each Compensation Year on which the cash portion of the Director's Retainer Fee Payment


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for serving as a Director is paid by the Company and the first business day of
January of each Compensation Year on which the Director's Retainer Fee Payment for serving as the chair of the Board or any committee of the Board is paid by the Company.

                  (u) "Plan" means this Water Pik Technologies, Inc. 1999 Non-Employee Director Stock Compensation Plan, as it may hereafter be amended from time to time.

                  (v) "Restricted Stock" means shares of Common Stock awarded to a Non-Employee Director subject to restrictions as described in Section 4.5 of the Plan.

                  (w) "Retirement" means voluntary or involuntary resignation from the Board at or after the third annual meeting of shareholders of the Company held during calendar year 2002.

                  (x) "Stock Options" means options to purchase shares of Common Stock of the Company issuable hereunder.

         1.4. Shares Subject to the Plan. The shares to be offered under the Plan shall consist of the Company's authorized but unissued Common Stock or treasury shares and, subject to adjustment as provided in Section 5.1 hereof, the aggregate amount of such stock which may be issued or subject to Stock Options issued hereunder shall not exceed 100,000 shares. If any Stock Option granted under the Plan shall expire or terminate for any reason, without having been exercised or vested in full, as the case may be, the unpurchased shares subject thereto shall again be available for issuance under the Plan. Stock Options granted under the Plan will not be qualified as "incentive stock options" under Section 422 of the Code.

                                   ARTICLE II.
                                 ADMINISTRATION

         2.1. The Board. The Plan shall be administered by the Board. Subject to the provisions of the Plan, the Board shall interpret the Plan, promulgate, amend, and rescind rules and regulations relating to the Plan and make all other determinations necessary or advisable for its administration. Interpretation and construction of any provision of the Plan by the Board shall be final and conclusive. Notwithstanding the foregoing, the Board shall have or exercise no discretion with respect to the selection of persons eligible to participate hereunder, the determination of the number of shares of Common Stock or number of Stock Options issuable to any person or any other aspect of Plan administration with respect to which such discretion is not permitted in order for grants of shares of Common Stock and Stock Options to be exempt under Rule 16b-3 promulgated under the Exchange Act.

                                  ARTICLE III.
                                  PARTICIPATION

         3.1. Participants. Each Non-Employee Director shall participate in the Plan on the terms and conditions hereinafter set forth.


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                                   ARTICLE IV.
                           PAYMENT OF DIRECTOR'S FEES

         4.1. General. The Director's Retainer Fee Payment shall be paid to each Non-Employee Director, as of each Payment Date, as set forth in the Plan and subject to such other payment policies and procedures as the Board may establish from time to time. If, for the applicable Compensation Year, a Non-Employee Director has not made an election pursuant to Section 4.2 to receive Common Stock in lieu of at least twenty-five percent (25%) of the Director's Retainer Fee Payment, then seventy-five percent (75%) of such director's Retainer Fee Payment shall be paid in cash and twenty-five percent (25%) of the Director's Retainer Fee Payment shall be paid in the form of Common Stock.

         4.2. Non-Employee Director Notice. A Non-Employee Director may file with the Secretary of the Company or other designee of the Board of Directors prior to the commencement of a Compensation Year a Non-Employee Director Notice making an election to receive either twenty-five percent (25%), fifty percent (50%), seventy-five percent (75%) or one hundred (100%) of his or her Director's Retainer Fee Payment in the form of Common Stock with the balance to be paid in cash. If a Director does not timely file an election, he or she shall receive twenty-five percent (25%) of the Director's Retainer Fee Payment in Common Stock and seventy-five percent (75%) in cash. Notwithstanding the foregoing, elections to receive Common Stock may be made at any time during a Compensation Year so long as such elections are made irrevocably in advance of receiving the corresponding Common Stock and approved in accordance with Rule 16b-3 under the Exchange Act.

         4.3 Conversion of Retainer Fee Payment to Shares. Each Non-Employee Director who pursuant to Section 4.1 or 4.2 is to receive Common Stock as all or part of his or her Director's Retainer Fee Payment with respect to a Compensation Year and who is elected or reelected or is a continuing Non-Employee Director as of the date of commencement of such Compensation Year, shall receive as of the first business day of January during such Compensation Year a number of shares of Common Stock equal to the quotient obtained by dividing (i) the amount of the Director's Retainer Fee Payment to be paid in the form of Common Stock by (ii) the Fair Market Value of the Common Stock per share on the first business day of January. Cash shall be paid in lieu of any fractional shares.

         4.4 Stock Options

         (a) Initial Option Grant. An Initial Option covering 5,000 shares of Common Stock shall be granted to each Non-Employee Director on his or her first date of Board service, or on the First Amendment Date for those Non-Employee Directors serving on the Board on such date. The purchase price of the Common Stock covered by the Initial Option will be the Fair Market Value of a share of Common Stock as of the date of grant of the Initial Option.


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         (b) Annual Option Grants. An Annual Option covering 1,000 shares of
Common Stock shall be granted to each Non-Employee Director on the Effective Date, subject to approval by the stockholders of the Company. Thereafter, an Annual Option covering 1,000 shares of Common Stock will be granted to each Non-Employee Director automatically at the conclusion of each Company Annual Meeting. If, after the Effective Date, a director first becomes a Non-Employee Director on a date other than an Annual Meeting date, an Annual Option covering 1,000 shares of Common Stock will be granted to such director on his or her first date of Board service. The purchase price of the Common Stock covered by each Annual Option will be the Fair Market Value of a share of Common Stock as of the date of grant of the Annual Option.

         (c) Duration and Exercise of Stock Options. Subject to Section 4.4(f) below, Annual Options become exercisable on the first anniversary of the date on which they were granted, and Initial Options become exercisable in equal one-third increments on the first, second and third anniversaries of the date on which they were granted. Stock Options shall terminate upon the expiration of ten years from the date of grant. No Stock Option may be exercised for a fraction of a share and no partial exercise of any Stock Option may be for less than one hundred (100) shares.

         (d) Purchase Price. The purchase price for the shares shall be paid in full at the time of exercise (i) in cash or by check payable to the order of the Company, (ii) by delivery of shares of Common Stock of the Company already owned by, and in the possession of Stock Option holder, or (iii) by delivering a properly executed exercise notice together with irrevocable instructions to a broker to deliver promptly to the Company the amount of sale or loan proceeds to pay the Stock Option price (in which case the exercise will be effective upon receipt of such proceeds by the Company). Shares of Common Stock used to satisfy the exercise price of a Stock Option shall be valued at their Fair Market Value on the date of exercise.

         (e) Transferability. Stock Options granted hereunder shall not be transferable, other than by will or the laws of descent and distribution, and shall be exercisable during a Stock Option holder's lifetime only by the Stock Option holder or by his or her guardian or legal representative, except to the extent transfer is (i) permitted by Rule 16b-3 promulgated under the Exchange Act and (ii) approved by the Board or its designee. Subject to the foregoing, Stock Options shall not be assigned, pledged or otherwise encumbered by the holder thereof, either voluntarily or by operation of law.

         (f) Termination of Directorship. In the event the Board service of the Non-Employee Director terminates by reason of death, Disability or Retirement, or upon the occurrence of a Change in Control, all Stock Options shall become immediately and fully vested and exercisable. In the event of removal of a director from the Board of Directors for reasons other than death, Disability or Retirement, or resignation prior to the third annual meeting of shareholders of the Company, all rights of such director in a Stock Option that the director was entitled to exercise on the date of removal or voluntary resignation shall terminate on the 30th day (or, if such day is not a business day, on the next business day) after the date of removal. In no event may a Stock Option be exercised after the earlier to occur of: (i) twelve (12) months after termination of directorship or (ii) expiration of the period specified in
Section 4.4(c).


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4.5 Restricted Stock.

         (a) Restricted Stock Awards. Each Non-Employee Director shall receive an award of 3,000 shares of Restricted Stock on the First Amendment Date. Each Non-Employee Director who first becomes a Non-Employee Director following the First Amendment Date shall receive an award of 3,000 shares of Restricted Stock on the date that he or she first commences Board service. The terms of all such Restricted Stock awards shall be set forth in an award agreement between the Company and each Non-Employee Director which shall contain such forfeiture periods and conditions, restrictions and other provisions, not inconsistent with this Article or the Plan, as shall be determined by the Board.

                  (i) Issuance of Restricted Stock. As soon as practicable after the date of grant of the Restricted Stock award (the "Date of Grant"), the Company shall cause to be transferred on the books of the Company shares of Common Stock, registered on behalf of the Non-Employee Director, evidencing such Restricted Stock, but subject to forfeiture to the Company retroactive to the Date of Grant if an award agreement delivered to the Non-Employee Director by the Company with respect to the Restricted Stock is not duly executed by the Non-Employee Director and timely returned to the Company. Until the lapse or release of all restrictions applicable to an award of Restricted Stock, the stock certificates representing such Restricted Stock shall be held in custody by the Company or its designee.

                  (ii) Common Stockholder Rights. Beginning on the Date of Grant of the Restricted Stock and subject to execution of the award agreement as provided in Section 4.5 (a)(i) , the Non-Employee Director shall become a stockholder of the Company with respect to all Common Stock subject to the award agreement and shall have all of the rights of a stockholder, including, but not limited to, the right to vote such Common Stock and the right to receive dividends (or dividend equivalents) paid with respect to such Common Stock; provided, however, that any Common Stock distributed as a dividend or otherwise with respect to any Restricted Stock as to which the restrictions have not yet lapsed shall be subject to the same restrictions as such Restricted Stock and shall be held as prescribed in Section 4.5 (a)(i).

                  (iii) Restriction on Transferability. None of the Restricted Stock may be assigned, transferred (other than by will or the laws of descent and distribution), pledged, sold or otherwise disposed of prior to lapse or release of the restrictions applicable thereto.

                  (iv) Delivery of Common Stock Upon Release of Restrictions. Upon expiration or earlier termination of the forfeiture period without a forfeiture and the satisfaction of or release from any other conditions prescribed by the Board, the restrictions applicable to the Restricted Stock shall lapse. As promptly as administratively feasible thereafter, the Company shall deliver to the Non-Employee Director, or, in the case of the Non-Employee Director's death, to his or her legal representatives, one or more stock certificates for the appropriate number of shares of Common Stock, free of all such restrictions, except for any restrictions that may be imposed by law.


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         (b) Terms of Restricted Stock.

                  (i) Forfeiture of Restricted Stock. Subject to Section 4.5
(b)(ii), all Restricted Stock shall be forfeited and returned to the Company and all rights of the Non-Employee Director with respect to such Restricted Stock shall cease and terminate in their entirety if during the applicable forfeiture period: (A) the Non-Employee Director transfers, sells or otherwise disposes of the Restricted Stock other than in a transaction constituting a Change in Control, or (B) the Board service of the Non-Employee Director with the Company terminates for any reason other than death, Disability or Retirement.

                  (ii) Waiver of Forfeiture Period. Notwithstanding anything contained in this Section 4.5 to the contrary, the Board may, in its sole discretion, waive the forfeiture conditions set forth in any award agreement under appropriate circumstances and subject to such terms and conditions (including forfeiture of a proportionate number of the shares of Restricted Stock) as the Board may deem appropriate.

                                   ARTICLE V.
                                  MISCELLANEOUS

         5.1. Adjustments Upon Changes in Common Stock. The number and kind of shares available for issuance under the Plan, and the number and kind of shares subject to, and the exercise price of, outstanding Stock Options, shall be appropriately adjusted to prevent dilution or enlargement of rights by reason of any stock dividend, stock split, combination or exchange of shares, recapitalization, merger, consolidation or other change in capitalization with a similar substantive effect upon the Plan or the shares issuable under the Plan.

         5.2. Amendment and Termination. The Board shall have complete power and authority to amend the Plan at any time; provided, however, that the Board shall not, without the affirmative approval of the stockholders of the Company, make any amendment which requires stockholder approval under any applicable law or regulation of a national stock exchange on which the Common Stock is traded. The Board shall have the right and the power to terminate the Plan at any time. No amendment or termination of the Plan may, without the consent of the Non-Employee Director, adversely affect the right of such Non-Employee Director with respect to any Stock Options then outstanding.

         5.3. Requirements of Law. The issuance of Common Stock under the Plan shall be subject to all applicable laws, rules and regulations and to such approval by governmental agencies as may be required.

         5.4. No Guarantee of Membership. Nothing in the Plan shall confer upon a Non-Employee Director any right to continue to serve as a Director.

         5.5 Construction. Words of any gender used in the Plan shall be construed to include any other gender, unless the context requires otherwise.

         5.6 Governing Law. This Plan shall be governed by, construed and interpreted in accordance with the laws of the State of Delaware, without regard to its principles of conflict of law, as to all matters, including matters of validity, construction, effect, performance and remedies.


Adopted by Board on 11/12/99.
Approved by Shareholder(s) on 11/12/99.
Amended on 6/27/00.



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